UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 28, 2008

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 3, 2008, the registrant issued a news release announcing the appointment of Thomas J. Gallagher as Vice-Chairman and Chief Underwriting Officer, effective December 8, 2008. Mr. Gallagher has been the President and Chief Operating Officer of the registrant and its predecessor companies since 1977. A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference. Concurrently, Mr. Gallagher will retire from his current position of President and Chief Operating Officer of the registrant, effective December 8, 2008.

In addition, the registrant announced the appointment of Ralph E. Jones III to President and Chief Operating Officer of the registrant, effective December 8, 2008. Mr. Jones has served as an independent director of the registrant since September 17, 2008.

                          On November 28, 2008, the registrant entered into an Employment Agreement with Mr. Jones, effective December 8, 2008.

                          The material terms of the Employment Agreement are as follows:

Term:	December 8, 2008 to December 31, 2009
Annual Salary:	$600,000
Bonus:	Eligible to participate in Annual Incentive Plan (discretionary plan)
Restricted Shares:	40,000 shares upon approval by the registrant’s compensation committee, in accordance with the 2002 Stock Incentive Plan as amended May 2006
Relocation Costs:	Reimbursement of reasonable expenses associated with the sale of existing home, acquisition of new home and relocation costs

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Ralph E. Jones III

99.1	News Release of the registrant, dated December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /S/ CRAIG EISENACHER

       Craig Eisenacher

       Executive Vice President and

              Chief Financial Officer

Dated: December 4, 2008

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

10.1	Employment Agreement with Ralph E. Jones III	5

99.1	News Release of the registrant dated December 3, 2008	8